UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  March 31, 2010

WESTERN CAPITAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of \incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150
Omaha, Nebraska  68137
(Address of principal executive offices) (Zip Code)

(712) 322-4020
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 2, 2010, Wyoming Financial Lenders, Inc. (“WFL”), the wholly owned payday lending operating subsidiary of Western Capital Resources, Inc. (the “Company”), refinanced its outstanding credit facility.  On that date, WERCS, a Wyoming corporation and the former holder of the Company’s Series A Convertible Preferred Stock, satisfied all of WFL’s financial obligations owing to Banco Popular North America and entered into a Business Loan Agreement and associated $2,000,000 promissory note with WFL.  The loan from WERCS extinguished the $1,637,341 that WFL owed to Banco Popular, and the remaining $362,659 will be used for general working capital.

The Business Loan Agreement and associated promissory note contained terms that were substantially similar to those contained in the original loan documents with Banco Popular.  To secure the obligations of WFL under the new Business Loan Agreement and promissory note, the Company entered into (i) a Commercial Pledge Agreement with WERCS pursuant to which the Company pledged its share ownership in WFL, and (ii) a Commercial Security Agreement pursuant to which the Company granted WERCS a security interest in substantially all of the Company’s assets.  The Company also entered into a Commercial Guaranty relating to the repayment of WFL’s obligations under the Business Loan Agreement and promissory note.

The payment terms under the promissory note require the Company to make monthly payments of accrued interest only for 11 months, followed by an April 1, 2011 balloon payment of any remaining accrued but unpaid interest and all $2,000,000 of principal under the promissory note.  Interest accrues on the unpaid principal balance of the promissory note at the rate of 12.0% per annum.

Item 1.02	Termination of a Material Definitive Agreement.

On April 2, 2010, as part of the transactions described in Item 1.01 above, the Company and WFL satisfied their obligations to Banco Popular North America under a Business Loan Agreement and related promissory note, the outstanding principal amount of which was $1,637,341.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are hereby incorporated by reference into this Item 2.03.

Item 5.01	Change in Control of Registrant.

Effective March 31, 2010, WCR, LLC, a Delaware limited liability company, purchased 1,125,000 shares of common stock and 10,000,000 shares of Series A Convertible Preferred Stock from WERCS, a Wyoming corporation.  The purchase was effected pursuant to that certain Stock Purchase and Sale Agreement by and between WERCS and WCR, LLC, dated as of February 23, 2010.  Since the 10,000,000 shares of Series A Convertible Preferred Stock vote on an as-converted basis (presently one-for-one) with shares of the Company’s common stock, the purchase and sale transaction effects a change in the voting control of the Company, with WCR, LLC possessing approximately 61.8% of the voting power of the Company’s shareholders.

WCR, LLC purchased the common and preferred shares for aggregate consideration (prior to any post-closing adjustments contemplated by the Stock Purchase and Sale Agreement) of approximately $4,781,581.  WCR, LLC paid for the shares in cash obtained from various private sources affiliated with Blackstreet Capital Partners II.  In connection with the transaction, certain directors of the Company resigned, in series, from their positions on the Company’s board of directors, and John Quandahl, the Company’s Chief Executive Officer, Chief Operating Officer, interim Chief Financial Officer and a director of the Company, agreed to appoint the two designees of WCR, LLC to fill the vacancies created by such resignations.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Appointments to Vacancies

On March 31, 2010, Mark Houlton and Robert W. Moberly resigned from their positions on the Company’s board of directors.  Their resignations were not the result of any disagreement with the Company.

On the same date, the board of directors of the Company appointed each of Angel Donchev and Aldus Chapin as directors of the Company, to serve until the Company’s 2010 annual shareholder meeting.  The Company does not have any compensation agreement in place with either of Mr. Donchev or Mr. Chapin at this time.  Neither Mr. Donchev nor Mr. Chapin are appointed to any committees of the board of directors of the Company, although the Company expects that they will later be appointed to positions on committees.  Messrs. Donchev and Chapin were appointed as directors based upon an arrangement between John Quandahl, a director of the Company, and WCR, LLC, pursuant to which Mr. Quandahl agreed to appoint two designees of WCR, LLC to fill the vacancies created by the resignations of Messr. Moberly and Houlton.

Employment Agreement

On March 31, 2010, the Company entered into a Employment Agreement with John Quandahl, its Chief Executive Officer, Chief Operating Officer, and interim Chief Financial Officer.  The Employment Agreement provides Mr. Quandahl with an annual base salary of $246,000 (which salary is the same as that which Mr. Quandahl received during 2009) and eligibility for an annual performance-based cash bonus.  The performance-based bonus provisions permit Mr. Quandahl to receive annual bonus payments in cash based on EBITDA targets established by the board of directors annually.  The Employment Agreement sets the 2010 EBITDA target at $4 million.  If the Company’s actual EBITDA performance for a particular annual period ranges from 85-100% of the established EBITDA target, Mr. Quandahl will be entitled to receive a cash bonus based on his share of a bonus pool consisting of 7.5% of the actual EBITDA.  In this regard, Mr. Quandahl’s share of the bonus pool for any particular year is expected to be 10-50%; and the remaining bonus pool will be payable to other management-level participants in the bonus pool selected from time to time by the board of directors.  If the Company’s actual EBITDA performance for a particular annual period is less than 85% of the established EBITDA target, no bonus will be payable; and if such performance exceeds 100% of the established EBITDA target, the bonus pool participants will receive their proportionate share of 15% of the amount by which such performance exceeds the target.

The Employment Agreement contains customary provisions prohibiting Mr. Quandahl from soliciting customers and employees of the Company for three years after any termination of his employment with the Company, and from competing with the Company for either three years (if he is terminated for good cause or if he resigns without good reason) or two years (if the Company terminates his employment for without good cause or if he resigns with good reason).

Item 5.07	Submission to a Vote of Security Holders.

Final voting results from the special meeting of the shareholders of the Company held on March 29, 2010, called and held upon the demand of WERCS and relating to a proposal to amend the Company’s Amended and Restated Articles of Incorporation, as amended, to make the Minnesota Control Share Acquisition Act inapplicable to the Company, are as follows:

Vote	Shares
FOR:	11,426,440
AGAINST:	2,302,146
ABSTAIN:	2,214

Of the shares voted at the special meeting, 10,000,000 such shares were Series A Convertible Preferred Stock.

Item 8.01	Other Events.

In connection with the payment in full of WFL’s and the Company obligations to Banco Popular North America, the guaranty of such obligations that were earlier delivered by Mr. Chris Larson, the former Chief Executive Officer of the Company, was terminated.  As a result, the Company has obtained and cancelled all 550,000 shares of common stock of Mr. Larson held in escrow since May 1, 2009 pursuant to the terms of an escrow agreement with Mr. Larson dated as of May 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN CAPITAL RESOURCES, INC.:
(Registrant)

Date: April 6, 2010	By:	/s/ John Quandahl
John Quandahl
Chief Executive Officer